LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING
FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 477-3118 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Reports Fiscal 2011 Third Quarter Results

Van Nuys, CA -- May 16, 2011 -- Trio-Tech International (AMEX:TRT) today announced financial results for the third quarter and first nine months of fiscal 2011.

Third Quarter Results

For the three months ended March 31, 2011, revenue decreased to $5,829,000 compared to $10,771,000 for the third quarter of fiscal 2010.  This decrease was primarily the result of lower sales of the Company's proprietary semiconductor test equipment products to a major customer, partially offset by higher testing services revenue attributable to this and other customers.

The net loss for the third quarter of fiscal 2011 was $462,000, or $0.14 per share, which included a loss from operations of $609,000.  This compares to net income for the third quarter of fiscal 2010 of $19,000, or $0.01 per diluted share, which included income from operations of $206,000.

Revenue from product sales decreased to $2,650,000 for the third quarter of fiscal 2011 compared to $7,627,000 for the third quarter of the prior year.  Revenue from testing services increased to $2,992,000 for the third quarter of fiscal 2011 compared to $2,854,000 for the third quarter of fiscal 2010.  Revenue for the Company's oil and gas equipment fabrication venture was $138,000 for this year's third quarter compared to $101,000 for the third quarter of fiscal 2010.  Revenue from the Company's real estate segment was $49,000 for this year's third quarter and $189,000 for the third quarter of fiscal 2010.

Gross margin for the third quarter of fiscal 2011 improved to 24.2% compared to 19.0% for the third quarter of fiscal 2010, reflecting the mix of business.  General and administrative expenses increased to $1,997,000 for this year's third quarter compared to $1,657,000 for the third quarter of fiscal 2010, reflecting higher payroll expenses attributed to the launch of operations at Trio-Tech's new testing facility in Tianjin, China and restoration of salary in Singapore operations, which is dependent on demand and supply in the labor market, with effect from first quarter of fiscal 2011.

Nine Month Results

For the nine months ended March 31, 2011, revenue increased 18% to $28,407,000 compared to $24,054,000 for the first nine months of fiscal 2010.  Net income for this year's first nine months was $216,000, or $0.06 per diluted share.  This compares to a net loss for the first nine months of fiscal 2010 of $772,000, or $0.24 per share.

Balance Sheet Highlights

As of March 31, 2011, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $8,714,000 ($2.63 per outstanding share).  During the nine month period ending March 31, 2011, collections of outstanding receivables of approximately $7,200,000 were applied to reduce the line of credit and accounts payable by approximately $1,300,000 and $5,800,000, respectively.  Working capital was $8,371,000 and shareholders' equity was $25,761,000 ($7.76 per outstanding share) at the end of the quarter.  At June 30, 2010, cash and cash equivalents, restricted term deposits and short-term deposits were $8,205,000 ($2.54 per outstanding share), working capital was $8,665,000, and shareholders' equity was $23,075,000 ($7.15 per outstanding share).

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16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Fiscal 2011 Third Quarter Results

May 16, 2011

Page Two

CEO Comments

"As previously reported, we completed the expansion of our Malaysia testing operation in the second fiscal quarter, including the purchase of additional plant and equipment, to expand our production capacity in anticipation of capturing increased order volume from a major customer.  In the third quarter, we commenced testing operations at our newest semiconductor test services facility, in Tianjin, China.  We absorbed significant costs at these facilities in the third quarter, prior to achieving higher testing revenue which we anticipate over the next few quarters," said SW Yong, Trio-Tech's CEO.

"Even as we continue to invest in our core semiconductor test equipment and services businesses, we remain committed to the new business initiatives we are developing to support our long-term growth objectives," Yong said.

About Trio-Tech

Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group pursuing aggressive interest in semiconductor test and manufacturing, oil and gas equipment fabrication, solar products and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.ttsolar.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

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TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	Mar. 31,		Dec. 31,
Revenue	2011	2010	2011	2010
Products	$ 2,650	$ 7,627	$ 17,344	$ 14,628
Testing Services	2,992	2,854	9,659	8,104
Fabrication Services	138	101	396	805
Others	49	189	1,008	517
	5,829	10,771	28,407	24,054
Cost of Sales
Cost of products sold	2,242	6,475	14,784	12,546
Cost of testing services rendered	1,948	1,945	5,823	5,718
Cost of fabrication services rendered	191	254	594	1,447
Others	39	46	167	117
	4,420	8,720	21,368	19,828

Gross Margin	1,409	2,051	7,039	4,226

Operating Expenses (Gains) :
General and administrative	1,997	1,657	6,131	4,661
Selling	115	183	364	410
Research and development	59	9	175	29
Gain on disposal of property, plant and equipment	(153)	(4)	(146)	(5)
Total operating expenses	2,018	1,845	6,524	5,095

Income (Loss) from Operations	(609)	206	515	(869)

Other Income (Expenses)
Interest expenses	(54)	(49)	(173)	(123)
Other income, net	287	24	430	159
Total other income (expenses)	233	(25)	257	36

Income (Loss) from Continuing Operations before Income Taxes	(376)	181	772	(833)
Income Tax Expenses	(37)	(78)	(195)	(50)

Income (Loss) from Continuing Operations before Non-controlling interest, net of tax	(413)	103	577	(883)

Equity in loss of unconsolidated joint venture, net of tax	(7)	--	(7)	--

(Loss) Income from Discontinued operations, net of tax	--	14	(2)	(32)

NET INCOME (LOSS)	$ (420)	$ 117	$ 568	$ (915)

Less: Net Income (Loss) Attributable to the Non-controlling Interest	42	98	352	(143)
Net Income (Loss) Attributable to Trio-Tech International	(462)	19	216	(772)

Amounts Attributable to Trio-Tech International Common Shareholders:
Income (Loss) from Continuing Operations, net of tax	(462)	5	218	(740)
Loss (Income) from Discontinued Operations, net of tax	--	14	(2)	(32)
Net Income (Loss) Attributable to Trio-Tech International Common Shareholders	(462)	19	216	(772)

Comprehensive Income (Loss) Attributable to Trio-Tech Common Shareholders:
Net Income (Loss)	$ (420)	$ 117	$ 568	$ (915)
Foreign currency translation, net of tax	299	335	1,370	673
Comprehensive Income (Loss)	(121)	452	1,938	(242)
Less: Comprehensive income (loss) attributable to non-controlling interest	211	229	311	31
Comprehensive Income (Loss) Attributable to Trio-Tech International	(332)	223	1,627	(273)

Basic Earnings (Loss) per Share Attributable to Trio-Tech International:
From continuing operations	$ (0.14)	$ --	$ 0.07	$ (0.23)
From discontinued operations	--	0.01	--	(0.01)
Net Income (Loss) Attributable to Trio-Tech International	$ (0.14)	$ 0.01	$ 0.07	$ (0.24)

Diluted Earnings (Loss) per Share Attributable to Trio-Tech International:
From continuing operations	$ (0.14)	$ --	$ 0.06	$ (0.23)
From discontinued operations	--	0.01	--	(0.01)
Net Income (Loss) Attributable to Trio-Tech International	$ (0.14)	$ 0.01	$ 0.06	$ (0.24)

Weighted average common shares outstanding -- basic	3,301	3,227	3,277	3,227
Weighted average common shares outstanding -- diluted	3,301	3,227	3,391	3,227

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)
	March 31,	June 30,
	2011	2010
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash & cash equivalents	$ 4,645	$ 3,244
Short-term deposits	597	2,714
Trade accounts receivable, net	5,914	12,142
Other receivables	275	778
Loan receivables from property development projects	1,068	--
Inventories, net	2,469	3,400
Investment in property development	--	887
Prepaid expenses and other current assets	421	296
Assets held for sale	137	--

Total current assets	15,526	23,461

INVESTMENT IN UNCONSOLIDATED JOINT VENTURE	755	--
INVESTMENT PROPERTY IN CHINA, Net	1,238	2,141
PROPERTY, PLANT AND EQUIPMENT, Net	14,277	12,695
OTHER ASSETS	1,848	1,180
RESTRICTED TERM DEPOSITS	3,472	2,247

TOTAL ASSETS	$ 37,116	$ 41,724

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Lines of credit	$ 1,245	$ 2,532
Accounts payable	2,136	7,968
Accrued expenses	2,735	3,419
Income taxes payable	678	342
Current portion of bank loans payable	217	478
Current portion of capital leases	144	57

Total current liabilities	7,155	14,796

BANK LOANS PAYABLE, net of current portion	2,726	2,566
CAPITAL LEASES, net of current portion	309	--
DEFERRED TAX LIABILITIES	681	718
OTHER NON-CURRENT LIABILITIES	484	569

TOTAL LIABILITIES	11,355	18,649

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized;
3,318,805 and 3,227,430 shares issued and outstanding,
at March 31, 2011, and June 30, 2010, respectively	10,527	10,365
Paid-in capital	2,183	1,597
Accumulated retained earnings	6,702	6,486
Accumulated other comprehensive gain-translation adjustments	3,229	1,818

Total Trio-Tech International shareholders' equity	22,641	20,266

NON-CONTROLLING INTEREST	3,120	2,809

TOTAL EQUITY	25,761	23,075

TOTAL LIABILITIES AND EQUITY	$ 37,116	$ 41,724